SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 February 3, 2006
Date of Report
(Date of Earliest Event Reported)

 SONOSITE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices) (Zip Code)

(425) 951-1200
(Registrant's Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Option Grant Program for Nonemployee Directors

On February 3, 2006, the Board of Directors of SonoSite, Inc. ("SonoSite"), approved the Terms of Stock Option Grant Program for Nonemployee Directors Under the SonoSite, Inc. 2005 Stock Incentive Plan (the "Program"), which outlines the terms under which nonemployee directors will receive their initial and annual stock option grants under the 2005 Stock Incentive Plan, as set forth in   the attached Exhibit 10.1, incorporated herein by reference. Under this Program, directors receive automatic grants each year of 10,000 options on the date of the annual shareholders’ meeting; a new director receives an initial grant of 15,000 options upon appointment. All options have a 12-month vesting period. These grant amounts remain unchanged from the director plan under the 1998 Stock Option Plan.

2005 Stock Incentive Plan Award Agreements

On February 3, 2006, the Board of Directors of SonoSite, Inc. ("SonoSite"), approved a new 2005 Stock Incentive Plan Stock Option Agreement and 2005 Stock Incentive Plan Restricted Stock Unit Agreement ("Agreements").  The Agreements are for grants made under the 2005 Stock Incentive Plan ("Plan") that adds a change in control provision to grants, which provides that stock options and restricted stock units accelerate 100% in the event of a change of control, as defined in the Plan.  The Agreements are set forth in Exhibit 10.1 and Exhibit 10.2, which are incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers

On February 3, 2006, SonoSite's Board of Directors unanimously appointed Paul V. Haack to fill a new position on its Board of Directors.  Additionally Mr. Haack was appointed to the Audit Committee of the Board of Directors for a term beginning on February 3, 2006.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Terms of Stock Option Grant Program for Nonemployee Directors Under the SonoSite, Inc. 2005 Stock Incentive Plan
10.2	2005 Stock Incentive Plan Stock Option Agreement
10.3	2005 Stock Incentive Plan Restricted Stock Unit Agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	February 3, 2006	By:	/s/ MICHAEL J. SCHUH

Michael J. Schuh Chief Financial Officer